Pharmacokinetics and dose proportionality of FT218 an investigational controlled-release sodium oxybate formulation designed for once-nightly dosing

D. Monteith [1], J. Grassot [1], C. Castellan [1], J. Dubow [1], T. Roth [2]

[1] Avadel Ireland, Dublin, Ireland, [2] Sleep Disorders Centre, Henry Ford Hospital, Detroit, United States.

Introduction

Sodium oxybate is indicated for the treatment of excessive daytime sleepiness (EDS) and cataplexy in patients with narcolepsy. The currently marketed product, an immediate release (IR) sodium oxybate is required to be taken twice nightly: at bedtime and 2.5 to 4 hours later, thus requiring patients to awaken in the middle of the night.

FT218 is an investigational controlled-release (CR) formulation of sodium oxybate intended for once-nightly dosing, using Avadel's proprietary Micropump™ technology.

Following the PK pilot PKFT218-1301 study which evaluated the pharmacokinetics (PK) of three prototypes of FT218, the PK and dose proportionality of the optimized formulation of FT218 were evaluated in a Phase I study (PKFT218-1601).

Objectives

Primary objective: to assess the PK of FT218 given as a single dose of 4.5g, 7.5g and 9g.

Secondary objectives:

- To assess the safety and tolerability of FT218.
- To compare PK parameters at the 3 doses and estimate the dose proportionality.

Methods

The study was an open-label, single-dose, 3-sequential period study in 20 healthy volunteers. Subjects received 3 separate single-dose (without titration) administrations of FT218 at bedtime, two hours post-evening meal, in a sequential order of 4.5g, 7.5g and 9g with a minimum 7-day washout between doses. Dose proportionality between the three doses was assessed using the power method. Sensitivity analyses were performed using ANOVA.

Variability of concentrations of FT218 and twice-nightly sodium oxybate IR at 8h and 10h post-dose (when patients typically awaken) in the PK pilot and the present study were compared in terms of standard deviation.

Subject disposition

The study was conducted in 20 healthy volunteers (12 males and 8 females). All subjects completed periods 1 (4.5g) and 2 (7.5g), while 12 subjects completed period 3 (9g).

Pharmacokinetics

For the 3 doses, mean pharmacokinetics exhibited similar overall profiles with median T_{max} between 1.5 and 2 hours (Figure 1). Mean C_{max} increased from 42.9 to 84.5 µg/mL across the increasing doses. Following C_{max}, blood levels gradually decreased overnight. Mean AUC_{inf} was 191, 358 and 443 µg.h/mL for the 4.5, 7.5 and 9g doses respectively. Mean concentrations at 8 hours were 4.8, 19.7 and 25.5 µg/mL for the 4.5, 7.5 and 9g doses respectively.


GHB concentrations (ug/mL)
Mean and Standard Error
Time (h)
FT218, 4.5 g
FT218, 7.5 g
FT218, 9 g

Figure 1. FT218 plasma concentration time curves for rising doses from 4.5g to 9g per night

Table 1. Variability of concentrations at 8h and 10h post-dose for twice-nightly sodium oxybate and FT218 in the PK pilot and dose proportionality studies.

	Twice-nightly sodium oxybate IR	FT218		
	PK pilot study	PK pilot study		Dose proportionality study
		Part 1-Step 1	Part 2	
PK parameter	2*2.25g n=15	4.5g n=14	4.5g n=12	4.5g n=20
C_{8h} mean ± SD (µg/mL)				
BQL set to missing	9.24 ± 11.77 (n=14)	7.40 ± 5.88 (n=13)	6.27 ± 5.81	4.76 ± 5.01
BQL set to zero	8.62 ± 11.59	6.87 ± 5.98	6.27 ± 5.81	4.76 ± 5.01
C_{10h} mean ± SD (µg/mL)				
BQL set to missing	2.64 ± 3.84 (n=8)	1.21 ± 1.86 (n=8)	0.94 ± 0.55 (n=7)	0.73 ± 0.41 (n= 9)
BQL set to zero	1.41 ± 3.04	0.69 ± 1.50	0.55 ± 0.63	0.33 ± 0.46

BQL: concentration below quantitation limit.

Variability of C_{8h} and C_{10h}

Mean concentrations at 8h and 10h post-dose for FT218 are at least as low as twice-nightly sodium oxybate IR, regardless of the rule used to address concentrations below quantitation limit (Table 1). Moreover, the variability of the concentrations was similar.

Dose proportionality

Applying the power method, the slope estimate for C_{max} was 1.02 and the confidence interval centered on 1.00 (90% CI: 0.76-1.28). For AUC_{inf}, the estimate was 1.34 (90% CI: 1.19-1.48), indicating that the increase in the AUC is slightly more than proportional. These results were consistent with ANOVA sensitivity analysis results.

Safety profile

Thirteen subjects (65%) reported a total of 31 treatment emergent adverse events:

- 8 TEAEs (mainly headache 5/8) experienced by 7/20 (35%) subjects during the 4.5g period;
- 7 TEAEs (mainly gastrointestinal disorders 4/7) experienced by 4/20 (20%) subjects during the 7.5g period;
- 16 TEAEs (mainly gastrointestinal disorders 8/16) experienced by 6/12 (50%) subjects during the 9g period. One of these, a nervous system disorder (sedation) was a SAE.

The intensity of TEAEs was judged severe for 2/31 TEAEs (both in 9g period), moderate for 10/31 (4 in 4.5g period, 3 in 7.5g period and 3 in 9g period) and mild for 19/31.

All the TEAEs were resolved before the end of the study.

Conclusion

FT218 achieved predictable blood-level profiles, when given at bedtime, consistent with a once-nightly dosing regimen. Dose proportionality was maintained for C_{max} across the dosage range. The safety profile was consistent with what is known for sodium oxybate and most AEs were mild to moderate in severity even without titration.

If approved, FT218 could offer a new option for the treatment of EDS and cataplexy in narcolepsy with a once-nightly formulation of sodium oxybate.

The safety and efficacy of FT218 is currently being evaluated in the pivotal, randomized, double-blind, placebo-controlled Phase 3 REST-ON study.

Pharmacokinetics and formulation selection of FT218 an investigational controlled-release sodium oxybate formulation designed for once-nightly dosing

D. Monteith [1], J. Grassot [1], C. Castellan [1], J. Dubow [1], T. Roth [2]

[1] Avadel Ireland, Dublin, Ireland, [2] Sleep Disorders Centre, Henry Ford Hospital, Detroit, United States.

Introduction

Sodium oxybate is indicated for the treatment of excessive daytime sleepiness (EDS) and cataplexy in patients with narcolepsy. The currently marketed product, an immediate release (IR) sodium oxybate is required to be taken twice nightly: at bedtime and 2.5 to 4 hours later, thus requiring patients to awaken in the middle of the night.

FT218 is an investigational controlled-release (CR) formulation of sodium oxybate intended for once-nightly dosing, using Avadel's proprietary Micropump™ technology.

The efficacy and safety of FT218 is currently being evaluated in the pivotal, randomized, double-blind, placebo-controlled Phase 3 REST-ON study.

The pharmacokinetic (PK) performance of three prototypes of FT218 was evaluated in a PK pilot study (PKFT218-1301).

Objectives

Primary objective: to assess the pharmacokinetic profiles of three CR formulations of FT218.

Secondary objectives: to explore the pharmacodynamic effects of sodium oxybate CR (FT218) versus twice-nightly sodium oxybate IR, and investigate safety and tolerability.

Methods

The study was an exploratory open label, randomized, crossover study in 16 healthy male and female volunteers. Each volunteer received 4 different formulations of sodium oxybate in 4 randomized study periods with a 3 day washout between periods: a single 4.5g dose of one of the three test formulations of FT218 or 2 x 2.25g doses of twice-nightly sodium oxybate IR given 4-hours apart. Pharmacodynamic effects were explored using the Leeds Sleep Evaluation Questionnaire (LSEQ) and actigraphy.

Pharmacokinetics

Each of the three FT218 prototypes exhibited a sustained release profile with C_{max} below the global C_{max} of twice-nightly sodium oxybate IR and a C_{8h} similar to twice-nightly sodium oxybate IR (Fig. 1).

Prototype 2 was selected for further optimization, as it exhibited PK characteristics closest to the desired target profile. This formulation exhibited a higher C_{max} compared to the other prototypes, and the AUC_{inf} was the closest to the AUC_{inf} of the twice-nightly sodium oxybate IR (Table 1).


GHB concentrations (ug/mL)
Mean and Standard Error
Time (h)

Figure 1: plasma levels of FT218 single dose versus twice-nightly dosing

Table 1: PK parameters (mean ± Standard Error)

	FT218 Type 1	FT218 Type 2	FT218 Type 3	Twice-nightly sodium oxybate IR
C_{max} (µg/mL)	43 ± 6	46 ± 5	30 ± 4	66 ± 7
AUC_{inf} (h.µg/mL)	189 ± 28	210 ± 28	153 ± 22	214 ± 27
C_{8h} (µg/mL)	6.85 ± 2.09	7.40 ± 1.63	8.33 ± 1.93	9.24 ± 3.15

Sleep quality and alertness on awakening

For each LSEQ domain, there were no clinically meaningful differences between groups.


Getting to sleep
Quality Of Sleep
Awakening From Sleep
Behavior Following Wakefulness
score (mm)

Figure 2: LSEQ results

Actigraphy

Sleep time over 8 hours after administration was similar between the treatments.


Step I (4.5g/2h)
Type 1
Type 2
Type 3

Figure 3: Actigraphy results

Safety profile

Four subjects (25%) reported a total of 5 treatment emergent adverse events (Table 2). All were of mild or moderate intensity. There were no serious adverse events or adverse events leading to discontinuation.

Table 2: Incidence of adverse events

	Type 1 N=15 n(%)	Type 2 N=14 n(%)	Type 3 N=15 n(%)	Twice-nightly sodium oxybate IR N=15. n(%)	Overall N=16 n(%)
Pharyngitis	1 (6.7%)	0	0	0	1 (6.3%)
Flu-like syndrome	1 (6.7%)	0	0	0	1 (6.3%)
Gastroenteritis	0	0	1 (6.7%)	0	1 (6.3%)
Nausea	0	0	0	1 (6.7%)	1 (6.3%)
Headache	0	0	0	1 (6.7%)	1 (6.3%)
Overall	**2 (13.3%)**	**0**	**1 (6.7%)**	**1 (6.7%)**	**4 (25%)**

Conclusion

The three FT218 prototypes exhibited CR profiles covering the entire night (8 hours) with once-nightly dosing. Prototype 2, compared to twice-nightly sodium oxybate IR, exhibited a lower overall C_{max} and, importantly, a comparable C_{8h}, while the AUC was maintained. Between-subject variability of FT218 and twice-nightly sodium oxybate IR was comparable. Safety and tolerability was similar between groups. If approved, FT218 could offer a new option for the treatment of EDS and cataplexy in narcolepsy with a once-nightly formulation of sodium oxybate.

The REST-ON pivotal phase 3 study is currently enrolling patients with narcolepsy to evaluate the efficacy and safety of FT218. Enrollment is expected to be completed in 2020.